Exhibit 10.2

Cole Office & Industrial REIT (CCIT II), Inc.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

October 29, 2020

VIA ELECTRONIC MAIL

Special Committee of the Board of Directors

c/o CIM Real Estate Finance Trust, Inc.

2398 East Camelback Road, 4th Floor

Phoenix, Arizona 85016

Attn: T. Patrick Duncan

Email: tpdunc@icloud.com

with copies to:

Sullivan & Cromwell LLP

1888 Century Park East, 21st Floor

Los Angeles, CA 90067

Attn: Patrick S. Brown

E-mail: brownp@sullcrom.com

Venable LLP

750 East Pratt Street

Baltimore, Maryland 21202

Attn: Sharon A. Kroupa

E-Mail: skroupa@venable.com

Re: Termination

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of August 30, 2020, by and among CIM Real Estate Finance Trust, Inc. (“CMFT”), Thor II Merger Sub, LLC and Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) (the “Merger Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

Per the letter delivered to you on October 7, 2020, CCIT II received an Acquisition Proposal from Griffin Capital Essential Asset REIT, Inc. (“GCEAR”, and such Acquisition Proposal, the “GCEAR Acquisition Proposal”) prior to the Go Shop Period End Time. As set forth in the CCIT II Change Notice delivered to you on October 26, 2020, after extensive analyses and discussions with its financial advisors and legal counsel, the CCIT II Special Committee determined that the GCEAR Acquisition Proposal constituted a Superior Proposal and that failure to terminate the Merger Agreement pursuant to Section 9.1(c)(ii) of the Merger Agreement to enter into an Alternative Acquisition Agreement with GCEAR for such Superior Proposal would be inconsistent with CCIT II’s directors’ duties or standard of conduct under Maryland Law.

Following delivery of the CCIT II Change Notice, CMFT notified CCIT II that it intended to waive its negotiation and other rights under Sections 7.3(f)(i) and (ii) of the Merger Agreement, including CCIT II’s obligation to negotiate with CMFT during the four (4) Business Day period following delivery of the CCIT Change Notice.

Consequently, and conditional on CMFT’s agreement to the Termination Conditions (as defined below), the CCIT II Special Committee has recommended to the CCIT II Board that it terminate the Merger Agreement pursuant to this letter agreement in order to enter into the Alternative Acquisition Agreement with GCEAR, which the CCIT II Board has subsequently approved.

By countersigning this letter, CMFT hereby agrees that (a) CCIT II’s obligations pursuant to Sections 7.3(f)(i) and (ii) of the Merger Agreement are hereby waived, (b) CCIT II is deemed to have satisfied the requirements of the proviso immediately preceding Section 7.3(f)(i) of the Merger Agreement, (c) receipt of the Go Shop Termination Payment from CCIT II and receipt of CCIT II’s subsequent payment to CMFT of CMFT’s Expenses, not to exceed $3,690,000 in the aggregate, the obligation of which to pay CCIT II hereby affirms, shall constitute liquidated damages in accordance with and as set forth in Section 9.3(d) of the Merger Agreement and (d) CCIT II’s obligation to pay CMFT’s Expenses, not to exceed $3,690,000 in the aggregate, pursuant to Section 9.3(b)(ii) and Section 9.3(c)(ii) of the Merger Agreement prior to or concurrently with the termination of the Merger Agreement is hereby waived, provided that CCIT II shall pay CMFT’s Expenses, not to exceed $3,690,000 in the aggregate, within three (3) Business Days following receipt by CCIT II of CMFT’s invoice in respect of such Expenses (clauses (a), (b), (c) and (d), collectively, the “Termination Conditions”).

Subject to and immediately upon CMFT’s agreement to the Termination Conditions by delivering to CCIT II its countersignature to this letter, CCIT II hereby terminates the Merger Agreement pursuant to Sections 9.1(c)(ii) and 9.2 thereof, effective as of the date hereof.

CMFT hereby consents to the amendment of the CCIT II Special Committee’s engagement letter with Truist Securities to provide for an additional fairness opinion fee (the “Consent”).

Please sign and return a copy of this letter as acknowledgement of CMFT’s Agreement to the Termination Conditions and the Consent.

[Signature Page Follows]

Sincerely,

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

By:	/s/ Richard Dozer
Name:	Richard Dozer
Title:	Chairman of CCIT II Special Committee

[Signature Page to Termination Notice]

Acknowledged and Agreed to as of the date first written above:

CIM REAL ESTATE FINANCE TRUST, INC.

By:	/s/ Nathan D. DeBacker
Name:	Nathan D. DeBacker
Title:	Chief Financial Officer & Treasurer

[Signature Page to Termination Notice]